                                 EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS


  We consent to the incorporation by reference into the Company's Registration Statements on Form S-8 (Registration Nos. 33-6425, 33-14984, 33-33602, 33-42345,
33-69650, 33-58515, 33-64901, 333-15641, 333-39151, 333-43969, 333-46187, 333-
53793, 333-57381 and 333-73159) and Registration Statements on Form S-3 (333-45541, 333-59129 and 333-65831) of our report dated February 11, 1999, except as to subsequent events information presented in Note 2, for which the date is March 1, 1999, on our audits of the consolidated financial statements of SunGard Data Systems Inc. and subsidiaries as of December 31, 1998 and 1997, and for each of the years in the three-year period ended December 31, 1998, which report on the consolidated financial statements is incorporated by reference in this Report on Form 10-K.

/s/ PRICEWATERHOUSECOPPERS LLP

PRICEWATERHOUSECOOPERS LLP


2400 Eleven Penn Center
Philadelphia, Pennsylvania
March 30, 1999